STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT, dated as of this 13th day of September, 1996 (this "Agreement"), by and between American General Corporation, a Texas corporation ("Buyer"), and Western National Corporation, a Delaware corporation ("Seller").

     This Agreement sets forth the terms and conditions upon which Seller will issue and sell to Buyer, and Buyer will purchase from Seller, a total of 7,254,464 shares of Series A Participating Convertible Preferred Stock, par value $.001 per share, of Seller ("Convertible Preferred Stock") (such 7,254,464 shares of Convertible Preferred Stock being referred to herein as the "Shares"). The Shares shall have the powers, designations, preferences and relative rights and the qualifications, limitations and restrictions set forth in the certificate of designation to be filed with the Secretary of State of Delaware (in substantially the form attached hereto as Exhibit A, the "Certificate of Designation").

     The definitions of certain initially capitalized terms used herein are set forth in Annex A hereto.

     In consideration of the mutual agreements contained herein, the parties agree as follows:

     1. Upon the terms and subject to the conditions of this Agreement, and in reliance on the representations, warranties and covenants contained herein, at the Closing described in Section 3 hereof, Seller shall issue and sell to Buyer, and Buyer shall purchase from Seller, all of the Shares. In consideration of the aforesaid sale, Buyer shall pay to Seller an aggregate purchase price of $130,000,000 for the Shares.

     2. In lieu of the underwriting and other fees that Seller would have been required to pay for issuance of the Shares in an underwritten public offering, Seller shall pay to Buyer a fee of $3,900,000 (equal to 3% of the aggregate purchase price for the Shares hereunder).

     3. The Closing shall be held at the offices of American General Corporation, 2929 Allen Parkway, Houston, Texas, at 10:00 a.m. on the first business day following the date on which all of the conditions set forth in Sections 9 and 10 to each party's obligations hereunder have been satisfied or waived; or at such other place or time or both as the parties mutually may agree in writing. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date".

     4. At the Closing, (a) Seller shall deliver to Buyer one or more stock certificates, registered in the name of Buyer, representing the Shares; and (b) Buyer shall deliver to Seller the purchase price specified in Section 1 (net of the fee specified in Section 2) through a wire transfer to a bank account designated by Seller prior to the Closing.

     5.          Seller  hereby  represents  and  warrants  to  Buyer  that:

     (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own its assets and to carry on its business as now being conducted and as presently proposed to be conducted.

     (b) Seller has the corporate power and authority to execute, deliver and perform this Agreement. Such execution, delivery and performance have been duly authorized by all necessary action on the part of Seller and will not contravene the organizational documents of Seller or conflict with, result in a breach of, or entitle any party (with due notice or lapse of time or both) to terminate, accelerate or call a default with respect to, any agreement or instrument to which Seller is a party or by which Seller or its assets are bound. The approval of the shareholders of the Seller is not required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby and thereby (other than the shareholder approval specified in Section 13). The execution, delivery and performance by Seller of this Agreement will not result in any violation by Seller of any law, rule or regulation applicable to Seller. Seller is not a party to, nor subject to or bound by, any judgment, injunction or decree of any Governmental Entity that may restrict or interfere with the performance of this Agreement. Assuming the due authorization, execution and delivery of this Agreement by Buyer, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

     (c) As of the date hereof, the authorized capital stock of Seller consists of five hundred million shares of common stock, par value $.001 per share ("Common Stock"), of which 62,441,223 shares are issued and outstanding, and fifty million shares of preferred stock, par value $0.001 per share ("Preferred Stock"), none of which are issued and outstanding. When issued and paid for by Buyer as contemplated by this Agreement, the Shares (i) will be duly authorized, validly issued, fully paid and non-assessable, (ii) will not be issued in violation of any preemptive or similar rights, and (iii) will not be subject to any restrictions created by Seller affecting the transferability of any portion thereof, other than those imposed by federal and state securities laws and by that certain Shareholder's Agreement, dated December 2, 1994, as amended on September 13, 1996 ("Shareholder's Agreement"), entered into by and among Seller, Buyer and AGC Life Insurance Company. When issued to Buyer in accordance with the terms of the Certificate of Designation, the shares of Common Stock issuable upon conversion of the Shares ("Underlying Common Shares") (i) will be duly authorized, validly issued, fully paid and non-assessable, (ii) will not be issued in violation of any preemptive or similar rights, and (iii) will not be subject to any restrictions created by Seller affecting the transferability of any portion thereof, other than those imposed by federal and state securities laws and by the Shareholders Agreement.

     (d) No approval, review, consent or waiver of any Governmental Entity is required for the execution, delivery and performance by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby and thereby (other than the review of the Securities and Exchange Commission for the proxy statement specified in Section 13(a) and the listing approval of the New York Stock Exchange specified in Section 13(b)). No consent or waiver of any party to any Contract to which Seller is a party or by which it is bound is required for the execution, delivery and performance by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby and thereby.

     (e) There is no action, suit, investigation or proceeding pending or, to the knowledge of Seller, threatened against Seller or any of its properties or rights by or before any Governmental Entity that questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

     (f) No representation or warranty made to Buyer by Seller hereunder, and no statement contained in the Filings, or contained in any certificate, document or instrument delivered by Seller pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

     (g) Neither Seller nor any other person acting on Seller's behalf has, directly or indirectly, offered the Shares for sale to, or solicited any offers to buy the Shares from, or otherwise approached or negotiated with respect thereto with any prospective purchaser, other than Buyer, and neither Seller nor any person acting on Seller's behalf has taken any action that would subject the issuance or sale of the Shares to the provisions of Section 5 of the Securities Act of 1933, or to the registration or qualification requirements of any securities or Blue Sky laws of any applicable jurisdiction.

     6.          Buyer  hereby  represents  and  warrants  to  Seller  that:

     (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of Texas and has all requisite power and authority to own its assets and to carry on its business as now being conducted and as presently proposed to be conducted.

     (b) Buyer has the corporate power and authority to execute, deliver and perform this Agreement. Such execution, delivery and performance have been duly authorized by all necessary action on the part of Buyer and will not contravene the organizational documents of Buyer or conflict with, result in a breach of, or entitle any party (with due notice or lapse of time or both) to terminate, accelerate or call a default with respect to, any agreement or instrument to which Buyer is a party or by which Buyer or its assets are bound. The execution, delivery and performance by Buyer of this Agreement will not result in any violation by Buyer of any law, rule or regulation applicable to Buyer. Buyer is not a party to, nor subject to or bound by, any judgment, injunction or decree of any Governmental Entity that may restrict or
interfere  with  the  performance  of  this  Agreement.    Assuming  the  due
authorization, execution and delivery of this Agreement by Seller, this Agreement is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

     (c) No approval, consent or waiver of any Governmental Entity is required for the execution, delivery and performance by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby and thereby. No consent or waiver of any party to any Contract to which Buyer is a party or by which it is bound is required for the execution, delivery and performance by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby and thereby.

     (d) There is no action, suit, investigation or proceeding pending or, to the knowledge of Buyer, threatened against Buyer or any of its properties or rights by or before any Governmental Entity that questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

     (e) No representation or warranty made to Seller by Buyer hereunder, or contained in any certificate, document or instrument delivered by Buyer pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

     (f) Buyer will acquire the Shares for its own account and not with a view to or for sale in connection with any distribution thereof, and Buyer will not sell or otherwise dispose of the Shares or the Underlying Common Shares, except in each case in compliance with the Securities Act of 1933 and the rules and regulations thereunder. The investment representation contained in Buyer's Statement on Schedule 13D on file with the Securities and Exchange Commission remains true and correct in all material respects.

     7. Seller covenants and agrees with Buyer that, between the date hereof and the Closing Date:

     (a) Seller will perform all acts to be performed by it pursuant to this Agreement and will refrain from taking or omitting to take any action that would cause its representations and warranties to be inaccurate as of the date hereof or the Closing Date or that in any way would delay or prevent the consummation of the transactions contemplated hereby. Seller will use its best efforts to satisfy or cause to be satisfied all the conditions to the obligations of Seller and Buyer set forth in Sections 9 and 10 hereof.

     (b) Seller will use its commercially reasonable efforts to make all filings, furnish all information and obtain such consents as may be required by any third party or Governmental Entity properly asserting jurisdiction.

     8. Buyer covenants and agrees with Seller that between the date hereof and the Closing Date:

     (a) Buyer will perform all acts to be performed by it pursuant to this Agreement and will refrain from taking or omitting to take any action that would cause its representations and warranties to be inaccurate as of the date hereof or the Closing Date or that in any way would delay or prevent the consummation of the transactions contemplated hereby. Buyer will use its best efforts to satisfy or cause to be satisfied all the conditions to the obligations of Seller and Buyer set forth in Sections 9 and 10 hereof.

     (b) Buyer will use its commercially reasonable efforts to make all filings, furnish all information and obtain such consents as may be required (if any) by any third party or Governmental Entity properly asserting jurisdiction. Buyer will file an amendment to its Statement on Schedule 13D to reflect the acquisition of the additional securities contemplated hereby.

     9. The obligation of Seller to sell the Shares is subject to the satisfaction or waiver by Seller of the following conditions, on or before the Closing Date:

     (a) All representations and warranties of Buyer made in or pursuant to this Agreement will be true and correct in all material respects as of the date made and at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

     (b) Buyer will have performed, observed and complied in all material respects with all the obligations, agreements and conditions required by this Agreement to be performed, observed or complied with by it at or prior to the Closing Date.

     (c) There will be no suit, action or other proceeding pending or threatened before any Governmental Entity that Seller believes, in good faith and based upon an opinion of counsel, could result in the restraint, prohibition, set aside or invalidation of the consummation of this Agreement or the transactions contemplated hereby or substantial damages in connection therewith.

     10. The obligation of Buyer to purchase the Shares is subject to the satisfaction or waiver by Buyer of the following conditions on or before the Closing Date:

     (a) All representations and warranties of Seller made in or pursuant to this Agreement will be true and correct in all material respects as of the date made and at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

     (b) Seller will have filed the Certificate of Designation with the Secretary of State of Delaware and will have performed, observed and complied in all material respects with all the obligations, agreements and conditions required by this Agreement to be performed, observed or complied with by it at or prior to the Closing Date.

     (c) There will be no suit, action or other proceeding pending or threatened before any Governmental Entity that Buyer believes could result in the restraint, prohibition, set aside or invalidation of the consummation of this Agreement or the transactions contemplated hereby or substantial damages in connection therewith.

     11. In the event of any change in the number of shares of Common Stock outstanding by recapitalization, declaration of a stock split or combination, or payment of a stock dividend or the like, the number of Shares to be issued to Buyer and the per Share payments to be made to Seller shall be adjusted appropriately.

     12. Buyer and Seller acknowledge that the Shares and the Underlying Common Shares will be subject to the terms of the Shareholder's Agreement. Any certificate representing the Shares or the Underlying Common Shares shall bear the restrictive legend contemplated thereby.

     13. In connection with the issuance and sale of the Shares to Buyer pursuant to this Agreement, Buyer and Seller further agree to the following:

     (a) Seller shall include in the proxy statement filed with the Securities and Exchange Commission ("Proxy Statement") for the next annual meeting of its stockholders ("Annual Meeting") a proposal for stockholder approval of the issuance of the Underlying Common Shares to Buyer in accordance with the terms of the Certificate of Designation, which proposal will be submitted for shareholder approval at the Annual Meeting with the favorable recommendation of Seller's board of directors. Buyer shall vote all shares of Common Stock owned directly or indirectly by it in favor of such proposal.

     (b) Seller shall as promptly as practicable prepare and submit to the New York Stock Exchange a listing application covering the Underlying Common Shares, and shall use all reasonable efforts to obtain approval for listing of the Underlying Common Shares, subject to official notice of issuance (and any conditions thereto), immediately following receipt of the shareholder approval specified in the preceding paragraph.

     (c) At the time of conversion of the Shares, Seller shall deliver a written representation to Buyer to the effect that the Proxy Statement for the Annual Meeting, at the date mailed to stockholders and at the time of the Annual Meeting, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation is made by Seller with respect to statements made therein based on information supplied by Buyer for inclusion in the Proxy Statement for the Annual Meeting. The Proxy Statement will comply in all material respects with the provisions of the Securities Exchange Act of 1934 and the regulations thereunder.

     14. Seller and Buyer agree that each of them will consult with the other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby.

     15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable, in addition to any other remedy that may be available at law or in equity.

     16. Seller and Buyer, in connection with the transactions contemplated herein, severally agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any brokerage fees, commissions or finders' fees asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliates.

     17. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

     18. All representations, warranties and agreements made by Seller and by Buyer in this Agreement shall survive the Closing hereunder and any investigation at any time made by or on behalf of either party hereto.

     19. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior consent of the other party, except that the rights and obligations of Buyer may be assigned by Buyer to any of its wholly owned subsidiaries but no such transfer shall relieve Buyer of its obligations hereunder if such transferee does not perform such obligations.

     20. All notices, claims, requests, demands, and other communications hereunder will be in writing and will be deemed to have been duly given upon receipt as follows:

          (a)  If  to  Buyer,  to:
               Robert  M.  Devlin
               President
               American  General  Corporation
               2929  Allen  Parkway
               Houston,  Texas  77019
               Telephone:  (713)  522-1111
               Fax:  (713)  831-1300

               with  a  copy  to:
               Jon  P.  Newton
               Vice  Chairman  and  General  Counsel
               American  General  Corporation
               2929  Allen  Parkway
               Houston,  Texas  77019
               Telephone:  (713)  522-1111
               Fax:  (713)  831-3002

          (b)  If  to  Seller,  to
               Michael  J.  Poulos
               Chairman,  President  and  CEO
               Western  National  Corporation
               5555  San  Felipe
               Houston,  Texas      77056
               Telephone:  (713)  888-7888
               Fax:  (713)  888-7892

               with  a  copy  to:
               Richard  W.  Scott
               Vice  Chairman,  General  Counsel
                  and  Chief  Investment  Officer
               Western  National  Corporation
               5555  San  Felipe
               Houston,  Texas      77056
               Telephone:  (713)  888-7805
               Fax:  (713)  888-7894

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

     21. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

     22. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under principles of conflicts of law.

     23. This Agreement may be terminated at any time prior to the Closing Date (a) by mutual consent of Buyer and Seller or (b) by Buyer or Seller if, without fault of, and other than by reason of a matter within the control of, the terminating party, the Closing shall not have occurred on or prior to September 30, 1996. In the event of any termination permitted by the preceding sentence, neither party hereto will have liability pursuant to this Agreement, except for liabilities arising under Sections 16 and 17 and except for liabilities resulting from willful breach.

     24. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     25. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of Buyer and Seller as of the day and year first written above.

                                   AMERICAN GENERAL CORPORATION


                                   By: /s/ Jon Newton
                                      -----------------------------
                                   Name:   Jon Newton
                                   Title:  Vice Chairman and General Counsel


                                   WESTERN NATIONAL CORPORATION


                                   By: /s/ Michael J. Poulos
                                      ----------------------------
                                   Name:   Michael J. Poulos
                                   Title:  President, Chairman of the Board
                                           and Chief Executive Officer

                                   ANNEX A

                                Definitions

     "Contracts" means all agreements or understandings, whether written or oral, including, without limitation, all mortgages, indentures, notes, guarantees, leases, purchase agreements and sale agreements.

     "Filings" means Seller's annual report on Form 10-K for the year ended December 31, 1995 (the "Annual Report"), and all registration statements under the Securities Act of 1933 and all reports, proxy statements and other information under the Securities Exchange Act of 1934 filed by Seller with the Securities Exchange Commission since the date of filing of the Annual Report.

     "Governmental Entity" means any agency, administrative division or department (or administrative subdivision), arbitrator, commission, regulatory authority, taxing or administrative authority, court or other judicial body, legislature, audit group or procuring office of the government of the United States or of any state, city, municipality, county or town thereof, or of any foreign jurisdiction, including the employees or agents of any thereof.


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